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                                                                       EXHIBIT 5

                [Letterhead of PITNEY, HARDIN, KIPP & SZUCH LLP]

                                                              August 14, 2000

Viasource Communications, Inc.
200 East Broward Boulevard
Suite 2100
Ft. Lauderdale, Florida 33301

                  Re:      Viasource Communications, Inc.
                           Registration Statement on Form S-1
                           for 11,000,000 Shares of Common Stock

         We have acted as counsel to Viasource Communications, Inc. (the "Company"), in connection with the proposed issuance and sale by the Company of up to 11,000,000 shares of the Company's Common Stock, no par value (the "Shares"), including 1,650,000 Shares which the underwriters have the option to purchase from the Company and/or a selling shareholder of the Company to cover overallotments, if any, pursuant to the Company's Registration Statement on Form S-1, Registration No. 333-38476 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         This opinion is being furnished in accordance with the requirements of
Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of New Jersey and of officers of the Company as we have deemed necessary in order to express the opinion hereinafter set forth.

         Based upon the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, and the Shares have been duly issued as contemplated by the Registration Statement and the related prospectus, the Shares will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

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PITNEY, HARDIN, KIPP & SZUCH LLP
Viasource Communications, Inc.

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         We hereby consent to the use of this opinion as an Exhibit to the
Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus which is part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ PITNEY, HARDIN, KIPP & SZUCH LLP